Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is executed as of ________, 2016, between My Size, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(i).

“Additional Purchaser” shall mean a person that purchases securities under this Agreement by signing a joinder to this Agreement as set forth in Section 2.3 herein.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” shall mean the closing taking place contemporaneously with the execution of this Agreement.

“Closing Date” means the date of the Closing.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the shares of Common Stock of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

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“Common Share Equivalents” means any outstanding securities of the Company which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any convertible debt, convertible preferred shares, option, warrant or other equity instrument.

“Company Counsel” means Spigelman, Koren, Zamir & Co,, with offices located at 20 Lincoln St., Tel Aviv 67134, Israel .

“Disclosure Schedules” means the Disclosure Schedules of the Company, if any, delivered concurrently herewith. If any are being delivered, check here.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(r).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(n).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Notes” means the promissory notes issued or issuable to each Purchaser pursuant to this Agreement, substantially in the form of Exhibit A.

“Note Shares” means the shares of Common Stock issuable upon conversion of the Notes.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Registration Statement" shall have the meaning ascribed to such term in Section 3.3(a).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"SEC" means the Securities and Exchange Commission.

“Securities” means the Notes, the Transaction Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Notes and Transaction Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement in United States dollars and in immediately available funds.

“Subsidiary” means any direct or indirect subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“TASE” means the Tel Aviv Stock Exchange.

“Transaction Documents” means this Agreement, the Notes, the Transaction Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transaction Warrants” means the purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, substantially in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Transaction Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Conditions to Closing. Without derogating from any of the terms and conditions set forth herein , the obligations of the Company to issue and allot the Shares and to grant the Warrant Shares to Purchaser are contingent on and subject to the fulfillment at or before the Closing Date of the following conditions precedent:

(a) TASE Approval. The Company shall have received the TASE's approval and authorization to the listing of the Shares and listing of the Warrant Shares on TASE.

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(b) No objection by the Israeli Securities Authority (the “ISA”). The ISA shall not object to the transactions contemplated herein.

2.2 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase the principal amount of Notes and Transaction Warrants indicated on such Purchaser’s signature page to this Agreement executed by such Purchaser and the Company, subject to the conditions set forth herein. The Closing shall take place at June 1st 2016. The principal amount of the Notes being purchased shall equal to 100% of the Subscription Amount for such Notes. Each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount, as set forth on such Purchaser’s signature page hereto executed by such Purchaser and the Company, and the Company shall deliver to each Purchaser its respective Notes and Transaction Warrants. In addition, at the Closing, the Company and each Purchaser shall make the closing deliveries specified herein. The Closing shall take place electronically by the delivery of executed documents transmitted by fax or by email to the respective recipients.

2.3 Deliveries.

(a) At the Closing, the Company is delivering to each Purchaser the following:

(i) the Note issuable to such Purchaser;

(ii) a Transaction Warrant registered in the name of such Purchaser to purchase a number of shares of Common Stock equal to 100% of the Subscription Amount of the Note to be purchased by such Purchaser at the Closing divided by [$3.5], with an exercise price of 18NIS per share, subject to adjustment therein (the Transaction Warrant certificates may be delivered within two Business Days after the Closing Date); and

(iii) any other customary closing documents.

(b) At the Closing, each Purchaser is delivering to the Company the following:

(i) such Purchaser’s Subscription Amount as to the Closing by wire transfer to the account specified by the Company; and

(ii) any other customary closing documents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, if any, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

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For the purpose of this Article III, any reference to Company shall include its subsidiary to the extent applicable.

(a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its articles of incorporation or other organizational or charter documents. If applicable, the Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement, the Notes and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Israeli, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as are required to be made under applicable Israeli, federal and state securities laws, including the approval of the TASE for listing the Shares and the Warrant Shares for trading on the TASE (collectively, the “Required Approvals”).

It is clarified that the Company has not yet obtained all the required approvals for listing the Shares and Warrant Shares for trading on the TASE. The Company shall take all the necessary actions to obtain such approvals, however, the receipt thereof is not guaranteed, and if not obtained Company would not be deemed to be in breach of this Agreement. In any case, the offering of the Notes and the Warrants and the underlying shares are subject to the provisions of the Israeli Securities Law, 5728-1968, and inter alia, restrictions on resale of the Shares and Warrant Shares (the “Restrictions Under the Israeli Law”).

(e) Issuance of the Securities. Subject to receipt of the Required Approvals, the Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. Subject to receipt of the Required Approvals, the Warrant Shares, when issued in accordance with the terms of the Transaction Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Transaction Warrants.

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(f) Capitalization. The equity capitalization of the Company is as published from time to time by Company via the official reporting platfroms of the TASE (MAYA / MAGNA). Except as described therein, Company has no other securities. All of the outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.There are no stockholder agreements, voting agreements or other similar agreements with respect to the shares of Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders, execpet for a voting agreement between two of Company's controlling stockholders. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

(g) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest balance sheet included in the Financial Statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(h) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) ("Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. The Company or its directors or officers are not and have not been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(i) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect, and the Company’s relationship with its employees is good.

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(j) Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), and the Company has not received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is not and has not been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(k) Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(l) Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with which the Company is in compliance.

(m) Intellectual Property. To the knowledge of the Company it has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with its business and which the failure to do so could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received, since the date of the latest financial statements, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of the Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company .

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(o) Disclosure; TASE. The shares of Common Stock of the Company are listed on the TASE, and are not the subject of any delisting notice from the TASE. Since January 1, 2014, (i) none of the Company’s filings with the TASE contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading; and (ii) the Company has made all filings with the TASE required under applicable Israeli law and the rules and regulations of the TASE

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents, warrants and agrees as follows:

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporation or formation, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Investment Representations. Such Purchaser is acquiring the Securities for investment purposes only, and not with a view to, or for, resale or distribution of all or any part of the Securities.

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Transaction Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

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(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Access to Information. Such Purchaser acknowledges that (i) it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) as at the date of this Agreement, the Company's Securities are listed for trading on the TASE, and therefore the Company and its Securities, including the Shares and the Warrant Shares, are subject to the provisions of the Israeli Securities Law, 5728-1968; and (iii) its evaluation of its investment in Company hereunder is based on information that is publicly available on the official reporting platfroms of the TASE (MAYA / MAGNA), and its evaluation thereof resulted in a satiosfactory informed decision.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby

(g) Material Non-Public Information. Such Purchaser represents that he does not have any material non-public information. For the purpose of this Agreement, material non-public information means information regarding developments in the Company, regarding a change in its status, regarding expected developments or changes, or any other information about the Company, which is unknown to the public and which, if came to public knowledge, were to cause a significant change in the price of the Company's securities or the price of other securities, which Company's securities are their underlying asset.

(h) Agreements between Purchaser and Others. Such Purchaser represents that except as detailed in Exhibit C attached hereto, there are no written or oral agreements between the Purchaser or anyone any shareholder of the Company or others regarding sale or purchase of the Company's securities or voting rights.

(i) Holdings in Company's Securities. Such Purchaser represents that except as detailed in Annex D attached hereto, immediately prior to the execution of this Agreement, the Purchaser does not hold any shares of Common Stock of the Company.

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3.3 Registration Rights

Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

(a) Registration Statement. The Company shall file with the SEC not later than forty-five (45) days after the Closing Date a registration statement on an appropriate form (the “Registration Statement”) covering the resale of the Note Shares and the Warrant Shares and shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective as soon as practicable.

Without derogating from the aforesaid in this Section 3.3(a) and as a pre-condition to Closing, the issuance of Shares and Warrant Shares is subject to the TASE approval for listing the Shares and Warrant Shares for trading. Company shall take all the necessary actions to obtain such approvals, as detailed in Section 3.1(d) above.

(b) Registration Procedures. In connection with the Registration Statement, the Company will:

(i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective with respect to the Purchasers until such time as all of the Note Shares and Warrant Shares owned by such Purchasers may be resold without restriction under the Securities Act; and

(ii) immediately notify the Purchasers when the prospectus included in the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If the Company notifies the Purchasers to suspend the use of any prospectus until the requisite changes to such prospectus have been made, then the Purchasers shall suspend use of such prospectus. In such event, the Company will use its commercially reasonable efforts to update such prospectus as promptly as is practicable.

(c) Provision of Documents etc. In connection with the Registration Statement, each Purchaser will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Company may require each Purchaser, upon five business days’ notice, to furnish to the Company a certified statement as to, among other things, the number of Note Shares, Warrant Shares and the number of other shares of the Company’s Common Stock beneficially owned by such Purchaser and the person that has voting and dispositive control over such shares. Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act, if applicable, in connection with sales of Note Shares and Warrant Shares pursuant to the Registration Statement.

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(d) Expenses. All expenses incurred by the Company in complying with this section, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of transfer agents and registrars are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of the Note Shares and Warrant Shares, including any fees and disbursements of any counsel to the Purchasers, are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the Registration Statement. Selling Expenses in connection with the Registration Statement shall be borne by the applicable Purchaser.

(e) Indemnification and Contribution.

(i) The Company will, to the extent permitted by law, indemnify and hold harmless each Purchaser, each officer of such Purchaser, each director of such Purchaser, and each other person, if any, who controls such Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or such other person (a “controlling person”) may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (“Claims”) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at the time of its effectiveness, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the limitations herein, reimburse such Purchaser and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the Company shall not be liable to a Purchaser to the extent that any Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

(ii) Each Purchaser severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter, each officer of the Company who signs the Registration Statement and each director of the Company against all Claims to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such Purchaser will be liable hereunder in any such case if and only to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Purchaser, as such, furnished in writing to the Company by such Purchaser specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

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(iii) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this section and shall only relieve it from any liability which it may have to such indemnified party under this section except and only if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party shall not be liable for any settlement of any such proceeding affected without its written consent, which consent shall not be unreasonably withheld.

(iv) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) a Purchaser, or any controlling person of a Purchaser, makes a claim for indemnification pursuant to this section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchaser or controlling person of the Purchaser in circumstances for which indemnification is not provided under this section, then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in a manner that reflects, as near as practicable, the economic effect of the foregoing provisions of this section. Notwithstanding the foregoing, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

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(f) Delivery of Unlegended Shares.

(i) Within three business days (such business day, the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Note Shares and/or Warrant Shares have been sold either pursuant to, and in compliance with, the Registration Statement or Rule 144 under the Securities Act and (ii) in the case of sales under Rule 144, customary representation letters of the Purchaser and Purchaser's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (A) shall deliver the Note Shares and/or Warrant Shares so sold without any restrictive legends relating to the Securities Act (the “Unlegended Shares”); and (B) shall cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the unsold Note Shares and Warrant Shares, if any, to the Purchaser at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Purchaser.

It is clarified that the actions described in this Section shall be prefromed provided that the Restrictions Under the Israeli Law shall not apply to the Unlegended Shares, and in case of any such restriction Company shall be under no obligation to fulfill its undertakings in subsection (A) and (B) above.

(ii) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser's broker with DTC through its Deposit/Withdrawal at Custodian system. Such delivery must be made on or before the Unlegended Shares Delivery Date but is subject to the cooperation of the Purchaser's broker (the so-called DTC participant).

(iii) The Purchaser, severally and not jointly, agrees that the removal of the restrictive legend from certificates representing the Note Shares and Warrant Shares as set forth in this section is predicated upon the Company’s reliance that the Purchaser will sell any Note Shares and Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Price Protection. For a period of eighteen (18) months from the date hereof, and provided the Notes that are outstanding have been converted pursuant to the terms of this Agreement, the Company shall not issue i) Additional Shares of Common Stock (as hereinafter defined) for a consideration per share less than $3.5 (subject to certain adjustments for subdivisions, combinations, stock splits, stock dividends, mergers, reorganizations and other similar transactions as set forth in the Note); and ii) Convertible Securities (as hereinafter defined) for a conversion price or effective price per share less than $3.5 (subject to certain adjustments for subdivisions, combinations, stock splits, stock dividends, mergers, reorganizations and other similar transactions as set forth in the Note), without the consent of the Purchasers who purchased at least a majority-in-interest of the Notes, which shall not be unreasonably withheld.

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The term “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options (as hereinafter defined).

The term “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

The term “Additional Shares of Common Stock” shall mean all shares of Common Stock issued or deemed to be issued pursuant to the terms hereof by the Company after the date hereof, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities:

(A)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on the Common Stock;

(B)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by adjustments pursuant to the Note;

(C)	shares of Common Stock or Options issued to actual or prospective employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;

(D)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(E)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company;

(F)	shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

(G)	shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement; and

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(H)	shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company.

4.2 Reservation of shares of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Note Shares pursuant to the conversion of the Notes and Warrant Shares pursuant to the exercise of the Transaction Warrants.

4.3 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.4 Exercise Procedures. The form of Notice of Exercise included in the Transaction Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Transaction Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Transaction Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Transaction Warrants. The Company shall honor exercises of the Transaction Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated by June 1st 2016.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments and Waivers of this Agreement and the Transaction Warrants. Any provision of this Agreement or the Notes may be waived, modified, supplemented or amended by a written instrument signed by the Company and the Purchasers who purchased at least a majority in interest of the Securities based on the initial Subscription Amounts hereunder. Any provision of the Transaction Warrants may be waived, modified, supplemented or amended by a written instrument signed by the Company and the registered holders of a majority in interest of the then outstanding Transaction Warrants. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign in a written instrument (a copy of which shall promptly be delivered to the Company) any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in a written instrument (a copy of which shall promptly be delivered to the Company) to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of one year.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by fax transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof and shall undertake to indemnify the Company in the event a third party uses such certificate or instrument.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

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5.17 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the shares of Common Stock that occur after the date of this Agreement.

5.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature pages follow.)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MY SIZE, INC..		Address for Notice:

By:
Name:
Title:

List of Exhibits:

Exhibit A – Form of Notes

Exhibit B – Form of Transaction Warrants

Exhibit C - Agreements between Purchaser and Others

Exhibit D - Holdings in Company's Securities

[Remainder of page intentionally left blank.]

[Signature pages for Purchasers follow.]

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Purchaser Signature Pages

to the My Size, Inc.

Securities Purchase Agreement

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date set forth below, and, by initialing the appropriate space below, the Purchaser hereby represents that the Purchaser:

(initials)	is a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

(initials)	is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 (ignoring the net worth of a principal residence but only if positive)

(initials)	is a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

(initials)	is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares.

(initials)	is an entity in which all of the equity owners fall within one of the categories set forth above.

Subscription amount é	Purchaser’s name é

Principal amount of Notes being purchased é	Signature of authorized signatory of the Purchaser: é

Number of Shares under Transaction Warrants é	Name of authorized signatory: é
(100% of the Subscription Amount divided by $3.50)

Title of authorized signatory é
Social Security/Tax ID No.
Email Address of authorized signatory é

TEL:
Fax:
Fax number of authorized signatory é

Address for notice to the Purchaser ê

MY SIZE, INC.

By:	Address for delivery of the Securities, if different ê

Date:

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Exhibit C - Agreements between Purchaser and Others

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Exhibit D - Holdings in Company's Securities

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